701 N Green Valley Pkwy, Suite 200, Henderson, NV 89074     phone 702-990-3387/ fax 702-990-3301

From The Desk Of:
Stanley L. Teeple, Secretary, CFO
stanteeple@msn.com

30 July 2010

Carr Miller Capital LLC
Everett Miller, Principal

Dear Everett-

Please acknowledge by signing below your agreement that per the terms of the Global Finance Agreement Extension dated February 22, 2010 between Indigo-Energy, Inc. (“Company”) and Carr Miller Capital LLC (“CMC”) have been modified as follows:

CMC has opted to accept the option as described in Section 2. (a) (below):

Section 2.                Funding Options.  In satisfaction of its commitment under the GFA, CMC shall, prior to the expiration of the New Funding Date, have the option to (the “Options”):

(a)	Return an aggregate of fifteen million shares of the Company’s common stock currently registered under CMC’s name to the Company for cancellation;

And, will return said shares not later than September 30, 2010 as further prescribed below:

Given that CMC has funded $75,000 of the 4th tranch per the GFA, the actual amount of returned shares per Option 2.(a) above is 14,250,000 shares.

Agreed and accepted this 30th day of July, 2010 by:

Carr Miller Capital LLC

Everett Miller

Indigo-Energy, Inc.

Stanley L. Teeple, CFO

CMC Extension - IIR